Exhibit 99.1

Bumble Inc. Announces Fourth Quarter and Full Year 2022 Results

Total Revenue in 2022 Increased 19% to $903.5 million

Fourth Quarter Bumble App Revenue Increased 28% to $190.8 million

Fourth Quarter Bumble App Paying Users Increased 35% to 2.2 million; Grew 133,000 Quarter Over Quarter

AUSTIN, Texas, February 22, 2023 - Bumble Inc. (NASDAQ: BMBL), the parent company of Bumble, Badoo, and Fruitz, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“We achieved strong results in 2022 by advancing our powerful products, technology and mission to create kind connections” said Whitney Wolfe Herd, Founder and CEO of Bumble Inc. “By delivering unique and engaging product experiences built upon a foundation of trust and safety, our team is realizing the tremendous potential of our brands. The momentum of our business continues to strengthen our confidence in our long term opportunity.”

Fourth Quarter 2022 Financial and Operational Highlights:

(All comparisons relative to the Fourth Quarter 2021)

•
Total Revenue increased 16.7% to $241.6 million, compared to $207.0 million. This includes an unfavorable impact of $12.7 million from foreign currency movements year over year.
o
Bumble App revenue grew 27.7% to $190.8 million, compared to $149.4 million. This includes an unfavorable impact of $7.1 million from foreign currency movements year over year.
o
Badoo App and Other revenue declined (11.9)% to $50.8 million, compared to $57.6 million. This includes an unfavorable impact of $5.6 million from foreign currency movements year over year.
•
Total Paying Users increased 14.4% to 3.4 million, compared to 3.0 million.
•
Total Average Revenue per Paying User ("ARPPU") increased to $23.01, compared to $22.69.
•
Net loss was $159.2 million or (65.9)% of revenue, compared to net loss of $13.9 million, or (6.7)% of revenue.
•
Adjusted EBITDA was $60.5 million, or 25.0% of revenue, compared to $54.8 million, or 26.4% of revenue.

Full Year 2022 Operational and Financial Highlights:

(All comparisons relative to the Full Year 2021)

•
Revenue increased 18.7% to $903.5 million, compared to $760.9 million. This includes an unfavorable impact of $41.1 million from foreign currency movements year over year.
o
Bumble App revenue grew 31.4% to $694.3 million, compared to $528.6 million. This includes an unfavorable impact of $20.9 million from foreign currency movements year over year.
o
Badoo App and Other revenue declined (10.0)% to $209.2 million, compared to $232.3 million. This includes an unfavorable impact of $20.2 million from foreign currency movements year over year.
•
Total Paying Users increased 10.0% to 3.2 million, compared to 2.9 million.
•
Total ARPPU was $23.03, compared to $21.55.
•
Net loss was $(114.1) million, or (12.6)% of revenue, compared to net earnings of $281.7 million, or 37.0% of revenue.
•
Adjusted EBITDA was $226.9 million, or 25.1% of revenue, compared to $207.2 million, or 27.2% of revenue.

“We delivered total revenue growth of 19% and an adjusted EBITDA margin of 25% in 2022,” said Anu Subramanian, Chief Financial Officer of Bumble Inc. “The resilience of our business is underscored by Bumble App’s half a million paying user net additions and healthy 31% revenue increase for the full year. By meaningfully expanding our offerings and extending our reach across the globe, we believe we are on a path to scale our business and deliver profitable growth again in 2023.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Fruitz. Please refer to the Definitions section for more information.

(in thousands, except ARPPU)	Quarter Ended December 31, 2022	Quarter Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Bumble App Paying Users	2,221.1	1,640.7	2,002.2	1,499.8
Badoo App and Other Paying Users	1,188.2	1,338.2	1,179.7	1,394.1
Total Paying Users	3,409.3	2,978.9	3,181.9	2,893.9
Bumble App Average Revenue per Paying User	$28.64	$30.36	$28.90	$29.37
Badoo App and Other Average Revenue per Paying User	$12.48	$13.30	$13.06	$13.13
Total Average Revenue per Paying User	$23.01	$22.69	$23.03	$21.55

Balance Sheet:

As of December 31, 2022, total cash and cash equivalents were $402.6 million and total debt was $625.0 million.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial results will not be final until Bumble files its Annual Report on Form 10-K for the period.

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth which is growth in GAAP net earnings (loss) as a percentage of revenue has not been provided for the outlook included herein as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates total revenue, adjusted EBITDA and adjusted EBITDA margin for the quarter ending March 31, 2023 and year ending December 31, 2023 to be:

First quarter 2023

•
Total revenue in the range of $238 million to $243 million.
•
Bumble App revenue of $190 million to $193 million.
•
Adjusted EBITDA in the range of $53 million to $56 million.

The revenue outlook for first quarter 2023 is based on the following considerations:

•
An unfavorable impact of approximately $10 million of revenue from foreign currency movements as well as from the Ukraine conflict due to the company's subsequent decision to remove all of its apps from the Apple App Store and Google Play Store in Russia and Belarus. This will predominantly impact Badoo App and Other revenue.

Full year 2023

•
Total revenue year over year growth in the range of 16% to 19%.
•
Bumble App year over year revenue growth in the range of 22% to 25%.
•
Adjusted EBITDA margin growth of approximately 100 basis points.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Revision of Previously Issued Financial Statements:

Certain prior period amounts included in this press release have been revised. As reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “Q3 10-Q”), the Company identified certain prior period adjustments, including with respect to the recognition and presentation of debt issuance costs and refunds from third-party aggregators, for the 2020 annual financial statements, 2021 quarterly and annual financial statements and quarterly financial statements for the three months ended June 30, 2022 and March 31, 2022. These revisions were not material to the prior periods and do not affect the ongoing operations of the Company or adjusted EBITDA. A quantification of the impact of these adjustments on each financial statement line item was included in the Q3 10-Q.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its fourth quarter and full year 2022 financial results at 4:30 p.m. Eastern Time today, February 22, 2023. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User is a metric calculated based on Total Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app subscription plan and/or in-app purchases on Bumble app in the relevant period.

Bumble App Paying User is a user that has purchased or renewed a Bumble app subscription plan and/or made an in-app purchase on Bumble app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month (excluding Fruitz) or made a purchase on one of our other apps that we owned and operated in a given month, or purchase on other third-party apps that used our technology in the relevant period). We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User is a metric calculated based on Badoo App and Other Revenue in any measurement period, excluding any revenue generated from Fruitz, advertising and partnerships or affiliates, divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. These measures include: adjusted EBITDA, adjusted EBITDA margin, free cash flow and free cash flow conversion. We believe adjusted EBITDA and adjusted EBITDA margin provide visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss, as management does not believe these expenses are representative of our core earnings. In addition to adjusted EBITDA and adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, depreciation and amortization, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense and impairment loss.

Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance and our industry and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
the continued development and upgrading of our technology platform and our ability to adapt to rapid technological developments and changes in a timely and cost-effective manner
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including sanctions and data privacy laws

•
foreign currency exchange rate fluctuations
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of current developments in Russia, Ukraine and surrounding countries on our business and users, including the impact of our decision to discontinue our operations in Russia and remove our apps from the Apple App Store and Google Play Store in Russia and Belarus
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of affiliates of Blackstone and our Founder
•
the inability to attract hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•
changes in business or macroeconomic conditions, including lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, political unrest, armed conflicts, natural disasters or the impact of the Coronavirus Disease 2019 (and other widespread health emergencies or pandemics) and measures taken in response

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021 and our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo, and Fruitz. The Bumble platform enables people to connect and build equitable and healthy relationships. Founded by CEO Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date), friendship (Bumble BFF) and professional networking (Bumble Bizz). Badoo, which was founded in 2006, is one of the pioneers of web and mobile dating products. Fruitz, founded in 2017, encourages open and honest communication of dating intentions through playful fruit metaphors. For more information about Bumble, please visit www.bumble.com and follow @Bumble on social platforms.

Source: Bumble Inc.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Consolidated Balance Sheets

(in thousands, except share and per share information)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$402,559	$369,175
Accounts receivable, net	66,930	47,538
Other current assets	31,882	52,751
Total current assets	501,371	469,464
Right-of-use assets	17,419	26,410
Property and equipment, net	14,467	14,627
Goodwill	1,579,770	1,540,112
Intangible assets, net	1,524,428	1,696,798
Deferred tax assets, net	24,050	19,572
Other noncurrent assets	31,116	10,013
Total assets	$3,692,621	$3,776,996
LIABILITIES AND BUMBLE INC. SHAREHOLDERS' EQUITY
Accounts payable	$3,367	$19,169
Deferred revenue	46,108	39,569
Accrued expenses and other current liabilities	156,443	111,482
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	211,668	175,970
Long-term debt, net	619,223	623,231
Deferred tax liabilities, net	8,077	—
Payable to related parties pursuant to a tax receivable agreement	385,486	388,780
Other liabilities	14,588	119,246
Total liabilities	$1,239,042	$1,307,227
Commitments and contingencies
Bumble Inc. Shareholders’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 129,774,299 and 129,212,949 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	1,298	1,292
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of December 31, 2022 and 2021, respectively)	—	—
Preferred stock (par value $0.01; 600,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and 2021, respectively)	—	—
Additional paid-in capital	1,691,911	1,588,426
Accumulated deficit	(139,871)	(60,125)
Accumulated other comprehensive income	74,477	78,603
Total Bumble Inc. shareholders’ equity	1,627,815	1,608,196
Noncontrolling interests	825,764	861,573
Total shareholders’ equity	2,453,579	2,469,769
Total liabilities and shareholders’ equity	$3,692,621	$3,776,996

Bumble Inc.

Consolidated Statements of Operations

(in thousands, except per share / unit data)

	Quarter Ended December 31, 2022	Quarter Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenue	$241,628	$207,044	$903,503	$760,910
Operating costs and expenses:
Cost of revenue	67,788	53,573	249,490	205,171
Selling and marketing expense	68,641	60,057	249,269	211,711
General and administrative expense	211,664	50,107	319,300	265,738
Product development expense	25,096	21,720	98,575	105,917
Depreciation and amortization expense	15,878	26,174	89,713	107,056
Total operating costs and expenses	389,067	211,631	1,006,347	895,593
Operating earnings (loss)	(147,439)	(4,587)	(102,844)	(134,683)
Interest income (expense)	(5,617)	(5,713)	(24,063)	(24,574)
Other income (expense), net	(8,540)	(4,329)	16,189	3,160
Income (loss) before income tax	(161,596)	(14,629)	(110,718)	(156,097)
Income tax benefit (provision)	2,350	716	(3,406)	437,837
Net earnings (loss)	(159,246)	(13,913)	(114,124)	281,740
Net earnings (loss) attributable to noncontrolling interests	(48,676)	(1,472)	(34,378)	(28,075)
Net earnings (loss) attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners / Worldwide Vision Limited shareholders	$(110,570)	$(12,441)	$(79,746)	$309,815
Net earnings (loss) per share / unit attributable to Bumble Inc. shareholders / Buzz Holdings L.P. owners
Basic earnings (loss) per share / unit	$(0.85)	$(0.07)	$(0.62)	$1.50
Diluted earnings (loss) per share / unit	$(0.85)	$(0.07)	$(0.62)	$1.45

Bumble Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Quarter Ended December 31, 2022	Quarter Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Cash flows from operating activities:
Net earnings (loss)	$(159,246)	$(13,913)	$(114,124)	$281,740
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,878	26,174	89,713	107,056
Impairment loss	141,000	26,431	145,388	26,431
Gain on settlement of lease liabilities	(2,140)	—	(2,140)	—
Loss on extinguishment of long term debt	—	—	—	3,398
Change in fair value of interest rate swap	1,318	(3,804)	(17,086)	(6,593)
Change in fair value of contingent earn-out liability	(735)	(21,759)	(47,134)	55,900
Tax receivable agreement liability remeasurement expense	5,332	2,799	5,332	1,112
Non-cash lease expense	1,060	1,191	4,539	5,438
Deferred income tax	1,047	(5,300)	(5,454)	(448,395)
Stock-based compensation expense	33,829	24,408	111,008	123,910
Net foreign exchange difference	16,984	10,949	2,571	8,692
Research and development tax credit	(1,191)	(1,322)	(1,191)	(1,322)
Other, net	(2,375)	(1,468)	(3,553)	3,946
Changes in assets and liabilities:
Accounts receivable	(15,547)	(4,999)	(20,723)	(9,953)
Other current assets	2,703	29,612	22,964	24,328
Accounts payable	(4,156)	9,593	(13,997)	(3,531)
Deferred revenue	1,210	881	5,889	8,654
Legal liabilities	19,125	(746)	11,995	(46,377)
Lease liabilities	(2,747)	(1,114)	(5,984)	(5,464)
Accrued expenses and other current liabilities	(111)	6,290	(34,991)	(25,081)
Other, net	(66)	677	(81)	948
Net cash provided by (used in) operating activities	51,172	84,580	132,941	104,837
Cash flows from investing activities:
Capital expenditures	(5,022)	(4,265)	(16,333)	(13,653)
Acquisition of business, net of cash acquired	—	—	(69,720)	—
Other, net	—	1,138	—	1,169
Net cash used in investing activities	(5,022)	(3,127)	(86,053)	(12,484)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	—	—	2,358,371
Payments to purchase and retire common stock	—	—	—	(1,018,365)
Purchase of Common Units from Pre-IPO Common Unitholders in the initial public offering	—	—	—	(973,289)
Proceeds from exercise of options	—	—	—	545
Repayment of term loan	(1,437)	(1,438)	(5,750)	(206,438)
Withholding tax paid on behalf of employees on stock based awards	(1,852)	—	(9,204)	(9,338)
Net cash (used in) provided by financing activities	(3,289)	(1,438)	(14,954)	151,486
Effects of exchange rate changes on cash and cash equivalents	(7,708)	(2,415)	5,933	(2,950)
Net (decrease) increase in cash and cash equivalents and restricted cash	35,153	77,600	37,867	240,889
Cash and cash equivalents and restricted cash, beginning of the period	371,889	291,575	369,175	128,286
Cash and cash equivalents and restricted cash, end of the period	$407,042	$369,175	$407,042	$369,175
Less restricted cash	(4,483)	—	(4,483)	—
Cash and cash equivalents, end of the period	$402,559	$369,175	$402,559	$369,175

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

(in thousands, except percentages)	Quarter Ended December 31, 2022	Quarter Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Net earnings (loss)	$(159,246)	$(13,913)	$(114,124)	$281,740
Add back:
Income tax (benefit) provision	(2,350)	(716)	3,406	(437,837)
Interest (income) expense	5,617	5,713	24,063	24,574
Depreciation and amortization	15,878	26,174	89,713	107,056
Stock-based compensation expense	33,829	24,408	111,008	123,910
Employer costs related to stock-based compensation(1)	426	—	2,054	2,438
Litigation costs, net of insurance reimbursements(2)	18,645	3,149	22,734	6,943
Foreign exchange (gain) loss (3)	2,371	6,174	(3,679)	132
Changes in fair value of interest rate swaps(4)	1,318	(3,804)	(17,086)	(6,593)
Transaction and other costs(5)	(1,643)	861	5,226	22,491
Changes in fair value of contingent earn-out liability	(735)	(21,759)	(47,134)	55,900
Changes in fair value of investments	56	(767)	18	(1,100)
Tax receivable agreement liability remeasurement expense(6)	5,332	2,799	5,332	1,112
Impairment loss(7)	141,000	26,431	145,388	26,431
Adjusted EBITDA	$60,498	$54,750	$226,919	$207,197
Net earnings (loss) margin(8)	(65.9)%	(6.7)%	(12.6)%	37.0%
Adjusted EBITDA Margin	25.0%	26.4%	25.1%	27.2%

Net cash provided by (used in) operating activities	$51,172	$84,580	$132,941	$104,837
Less:
Capital expenditures	(5,022)	(4,265)	(16,333)	(13,653)
Free Cash Flow	$46,150	$80,315	$116,608	$91,184
Operating Cash Flow Conversion	(32.1)%	(607.9)%	(116.5)%	37.2%
Free Cash Flow Conversion	76.3%	146.7%	51.4%	44.0%
(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs and insurance proceeds associated with pending litigations or settlements of litigation. Includes amounts accrued with respect to the Company’s class action lawsuit related to the September 2021 secondary public stock offering, representing management’s current estimated probable loss for this matter.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value loss (gain) on interest rate swaps.
(5)
Represents transaction costs related to acquisitions and our offerings (IPO, the Reorganization and the secondary offering) such as legal, accounting, advisory fees and other related costs. Amount for 2021 also includes a loss on debt extinguishment related to the repayment of $200.0 million under the Incremental Term Loan Facility. Amount for 2022 also include employee-related restructuring costs directly associated with our decision to discontinue our operations in Russia including severance benefits, relocation costs and advisory fees.
(6)
Represents changes in tax receivable agreement liability due to tax rate changes and unrelated to exchanges of Common Units for Class A shares.
(7)
Represents impairment loss incurred on white label contracts in 2021 and impairment loss of the Badoo brand and a right-of-use asset related to our Moscow office in 2022.
(8)
Net earnings margin for the year ended December 31, 2021 includes a $441.5 million tax benefit related to the reversal of a deferred tax liability due to a restructuring of the Company’s international operations.

Supplementary Information

Stock-Based Compensation Expense

(in thousands)	Quarter Ended December 31, 2022	Quarter Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Cost of revenue	$1,093	$730	$3,819	$3,749
Selling and marketing expense	3,517	2,739	8,064	12,925
General and administrative expense	20,331	13,129	65,957	62,284
Product development expense	8,888	7,810	33,168	44,952
Total stock-based compensation expense	$33,829	$24,408	$111,008	$123,910

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
Cost of revenue GAAP	$67,788	$53,573	$249,490	$205,171
Stock-based compensation expense	(1,093)	(730)	(3,819)	(3,749)
Payroll tax expense related to stock-based compensation	(17)	—	(101)	(117)
Transaction and other costs	6	—	(119)	—
Cost of revenue non-GAAP	$66,684	$52,843	$245,451	$201,305

(In thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
Selling and marketing expense GAAP	$68,641	$60,057	$249,269	$211,711
Stock-based compensation expense	(3,517)	(2,739)	(8,064)	(12,925)
Payroll tax expense related to stock-based compensation	(37)	—	(230)	(334)
Transaction and other costs	—	—	(34)	(11)
Selling and marketing expense non-GAAP	$65,087	$57,318	$240,941	$198,441

(In thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
General and administrative expense GAAP	$211,664	$50,107	$319,300	$265,738
Changes in fair value of contingent earn-out liability	735	21,759	47,134	(55,900)
Litigation costs, net of insurance proceeds	(18,645)	(3,149)	(22,734)	(6,943)
Stock-based compensation expense	(20,331)	(13,129)	(65,957)	(62,284)
Payroll tax expense related to stock-based compensation	(179)	—	(649)	(699)
Transaction and other costs	1,602	(861)	(4,055)	(19,082)
Impairment loss	(141,000)	(26,431)	(145,388)	(26,431)
General and administrative expense non-GAAP	$33,846	$28,296	$127,651	$94,399

(In thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
Product development expense GAAP	$25,096	$21,720	$98,575	$105,917
Stock-based compensation expense	(8,888)	(7,810)	(33,168)	(44,952)
Payroll tax expense related to stock-based compensation	(193)	—	(1,074)	(1,288)
Transaction and other costs	35	—	(1,018)	—
Product development expense non-GAAP	$16,050	$13,910	$63,315	$59,677

(In thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021
Total costs and expenses GAAP	$389,067	$211,631	$1,006,347	$895,593
Depreciation and amortization expense	(15,878)	(26,174)	(89,713)	(107,056)
Changes in fair value of contingent earn-out liability	735	21,759	47,134	(55,900)
Litigation costs, net of insurance proceeds	(18,645)	(3,149)	(22,734)	(6,943)
Stock-based compensation expense	(33,829)	(24,408)	(111,008)	(123,910)
Payroll tax expense related to stock-based compensation	(426)	—	(2,054)	(2,438)
Transaction and other costs	1,643	(861)	(5,226)	(19,093)
Impairment loss	(141,000)	(26,431)	(145,388)	(26,431)
Total costs and expenses non-GAAP	$181,667	$152,367	$677,358	$553,822